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                                                                    EXHIBIT 23.1


The Board of Directors and Stockholders
Pennaco Energy, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                    KPMG LLP

Denver, Colorado
June 21, 2000